Exhibit 24


                                POWER OF ATTORNEY

The undersigned constitutes and appoints Dave Hetzler, Jr. his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any Forms and other filings under Section 16(a) of the Securities and Exchange Act of 1934 with respect to securities issued by Glenayre Technologies, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any exchange on which securities issued by Glenayre Technologies, Inc. may be listed, granting unto attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact and agents, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16(a) of the Securities and Exchange Act of 1934. This Power of Attorney is valid and effective until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by Glenayre Technologies, Inc. unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney's-in-fact.


Date: 12/15/06                              /s/ Jordan M. Copland (Signature)
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                                            Printed Name: Jordan M. Copland
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